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                                         UNITED STATES
                              SECURITIES AND EXCHANGE COMMISSION
                                     WASHINGTON, DC  20549


                                           FORM 8-K

                                        CURRENT REPORT
                            PURSUANT TO SECTION 13 OR 15 (d) OF THE
                                SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 10, 1997


                                    TRIARC COMPANIES, INC.
                      (Exact Name of Registrant as Specified in Charter)


                 DELAWARE                    1-2207            38-0471180
             (State or other              (Commission         (IRS Employer
             jurisdiction of             File Number)       Identification No.)
             incorporation)


                              280 Park Avenue
                            New York, New York                       10017
                 (Address of Principal Executive Offices)         (Zip Code)


        Registrant's telephone number, including area code (212) 451-3000





                                900 Third Avenue
                               New York, NY 10022
                       (Former Name or Former Address, if
                           Changed Since Last Report)
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                                        1

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ITEM 5. OTHER EVENTS


    The following information regarding the parent company ("Triarc") of Triarc Companies, Inc. and subsidiaries (the "Company") is included in this Form 8-K in connection with its inclusion in a registration statement on Form S-1 (the "Registration Statement") being filed by National Propane Partners, L.P., a Delaware limited partnership (the "Partnership") with respect to the offering of limited partner interests. The Company, through its ownership of National Propane Corporation ("National Propane" or the "Managing General Partner") and National Propane SGP, Inc. (the "Special General Partner" and collectively with National Propane, the "General Partners"), owns an aggregate 42.7% general partner interest in the Partnership and its subsidiary operating partnership, National Propane, L.P. (the "Operating Partnership"), a Delaware limited partnership, with the remaining limited partner interest (57.3%) owned by the public.

    The statements in the Current Report on Form 8-K (this "Form 8-K") that are not historical facts constitute "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), that involve risks, uncertainties and other factors which may cause the actual results, performance or achievements of Triarc and its subsidiaries to be materially different from any future results, performance or achievements express or implied by such forward-looking statements. Such factors include, but are not limited to, the following: general economic and business conditions; competition; success of operating initiatives; development and operating costs; advertising and promotional efforts; brand awareness; the existence or absence of adverse publicity; acceptance of new product offerings; changing trends in customer tastes; the success of multi-branding; availability, locations and terms of sites for restaurant development; changes in business strategy or development plans; quality of management; availability, terms and deployment of capital; business abilities and judgment of personnel; availability of qualified personnel; Triarc not receiving from the Internal Revenue Service a favorable ruling that the spinoff referred to herein will be tax-free to Triarc and its stockholders or the failure to satisfy other customary conditions to closing for transactions of the type referred to herein; labor and employee benefit costs; availability and cost of raw materials and supplies; changes in, or failure to comply with, government regulations; regional weather conditions; construction schedules; trends in and strength of the textile industry; the costs and other effects of legal and administrative proceedings; and other risks and uncertainties detailed in Triarc's Annual Report on Form 10-K for the year ended December 31, 1995 (the "1995 Form 10-K"), RC/Arby's Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, the Partnership's registration statement on Form S-1 and Triarc's RC/Arby's Corporation's and other current and periodic filings with the Securities and Exchange Commission.

                      CERTAIN INFORMATION REGARDING TRIARC


     Triarc is a holding company which, through its subsidiaries, is engaged in four businesses: beverages, restaurants, specialty chemicals and dyes and propane distribution. The beverage operations are conducted through Royal Crown Company, Inc. ("Royal Crown") and Mistic Brands, Inc. ("Mistic"); the restaurant operations are principally conducted through Arby's, Inc. ("Arby's"); the specialty chemicals and dyes business is conducted through C.H. Patrick & Co., Inc. ("C.H. Patrick"); and the propane distribution operations are conducted through National Propane.

    On October 29, 1996, Triarc announced that its Board of Directors approved a plan to offer up to approximately 20% of the shares of its beverage and restaurant businesses to the public through an initial public offering and to spinoff the remainder of the shares of such businesses to Triarc's stockholders (collectively, the "Spinoff Transactions"). In connection with the Spinoff Transactions, it is expected that the Managing General Partner may be merged with and into Triarc, with Triarc becoming the managing general partner and the Special General Partner remaining the special general partner of the Partnership and the Operating Partnership. Consummation of the Spinoff Transactions will be subject to, among other things, receipt of a favorable ruling from the Internal Revenue Service ("IRS") that the Spinoff Transactions will be tax-free to the Company and its stockholders. The request for the ruling from the IRS contains several complex issues and there can be no assurance that Triarc will receive the ruling or that Triarc will consummate the Spinoff Transactions. The Spinoff Transactions are not expected to occur prior to the end of the second quarter of 1997.

    A registration statement has not been filed with the Securities and Exchange Commission with respect to the proposed offering of common stock of Triarc's restaurant and beverage businesses. The offering of common stock will be made only by means of a prospectus. The common stock may not be sold, nor may offers to buy be accepted prior to the time

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the registration  statement becomes effective.  The Registration  Statement does not constitute an offer to sell or the solicitation of an offer to buy such common stock, nor will there be any sale of the common stock in any state in
which  such  an  offer,   solicitation  or  sale  would  be  unlawful  prior  to
registration or qualification under the securities laws of any such state.

    The following are the historical unaudited parent company only (i) condensed balance sheet of Triarc as of September 30, 1996, (ii) condensed statement of operations for the nine months ended September 30, 1996 and (iii) condensed statement of cash flows of Triarc for the nine months ended September 30, 1996. Such statements reflect only the assets and liabilities, results of operations and cash flows of Triarc and do not reflect the individual assets and liabilities, results of operations and cash flows of its subsidiaries which are shown on the equity method.

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                  TRIARC COMPANIES, INC. (PARENT COMPANY ONLY)
                             CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                      ASSETS



Cash and cash equivalents..........................................$ 140,692
Marketable securities..............................................   39,738
Due from subsidiaries..............................................   27,100
Prepaid expenses and other current assets..........................    8,213
                                                                   ---------
        Total current assets.......................................  215,743
Notes receivable from subsidiaries.................................   21,965
Investments and other assets.......................................   11,656
                                                                   ---------
                                                                   $ 249,364
                                                                   =========

                       LIABILITIES AND STOCKHOLDERS' EQUITY

Demand promissory note.............................................$   3,000
Due to subsidiaries................................................   13,605
Accounts payable and accrued expenses..............................   45,561
                                                                   ---------
        Total current liabilities..................................   62,166
Triarc loan payable to the Partnership.............................   40,700
Triarc note payable to the Managing General Partner................   30,000
Other note payable to subsidiary...................................    1,650
Deferred income taxes..............................................   19,225
Accumulated reductions in stockholders' equity of
   subsidiaries in excess of investment (a)........................   33,262
Other non-current liabilities......................................      637
Stockholders' equity...............................................   61,724
                                                                   ---------
                                                                   $ 249,364
                                                                   =========


(a) The "Accumulated reductions in stockholders' equity of subsidiaries in excess of investment" includes all of Triarc's direct and indirect owned subsidiaries. As such, it includes investments in numerous holding companies, inactive companies and smaller operating companies, as well as its principal operating subsidiaries, Royal Crown, Mistic, Arby's, National Propane and C.H. Patrick as detailed above. The investment in subsidiaries has a negative balance as a result of aggregate distributions from subsidiaries and forgiveness of Triarc debt to subsidiaries in excess of the investment in the subsidiaries.

                  TRIARC COMPANIES, INC. (PARENT COMPANY ONLY)
                        CONDENSED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                                 (IN THOUSANDS)
                                   (UNAUDITED)


Income and (expenses):
   Equity in losses from continuing operations of subsidiaries......$ (3,301)
   Gain on sale of partnership units in the propane business........  83,448
   Interest expense.................................................  (6,120)
   Unallocated general and administrative expenses..................    (843)
   Other income, net................................................     827
                                                                    --------
       Income from continuing operations before income taxes........  74,011
Provision for income taxes.......................................... (28,477)
                                                                    --------
       Income from continuing operations............................  45,534
Extraordinary gain (charge) from:
   Triarc Companies, Inc............................................   5,752
   Equity in subsidiaries........................................... (11,168)
                                                                    --------
                                                                      (5,416)
                                                                    --------
       Net income...................................................$ 40,118
                                                                    ========

Income (loss) per share:
   Continuing operations............................................$   1.52
   Extraordinary charges, net.......................................    (.18)
                                                                    --------
       Net income ..................................................$   1.34
                                                                    ========

                             TRIARC COMPANIES, INC. (PARENT COMPANY ONLY)
                                  CONDENSED STATEMENT OF CASH FLOWS
                                NINE MONTHS ENDED SEPTEMBER 30, 1996
                                          (IN THOUSANDS)
                                           (UNAUDITED)

Cash flows from operating activities:
   Net income..........................................................................$ 40,118
   Adjustments to reconcile net income to net cash provided by operating activities:
       Equity in net losses of subsidiaries............................................  14,469
       Gain on sale of partnership units in the propane business....................... (83,447)
       Discount from principal on early extinguishment of debt.........................  (9,237)
       Dividends from subsidiaries..................................................... 126,059
       Payments of facilities relocation and corporate restructuring...................  (2,502)
       Reduction in commuted insurance liabilities credited against notes payable......  (3,000)
       Change in due from/to subsidiaries .............................................   5,317
       Deferred income tax provision ..................................................  32,689
       Other, net......................................................................     726
       Decrease in receivables (a).....................................................   4,234
       Decrease in restricted cash (a).................................................  22,926
       Decrease in prepaid expenses and other current assets...........................      62
       Decrease in accounts payable and accrued expenses...............................  20,502
                                                                                       --------
         Net cash provided by operating activities..................................... 168,916
                                                                                       --------
Cash flows from investing activities:
   Loans to subsidiaries...............................................................  (3,590)
   Purchase of marketable securities................................................... (38,301)
   Other...............................................................................  (1,695)
                                                                                        --------
     Net cash used in investing activities............................................. (43,586)
                                                                                        --------
Cash flows from financing activities:
   Repayment of long-term debt......................................................... (27,250)
   Borrowings from subsidiaries........................................................  40,700
   Repayment of notes and loans payable to subsidiaries................................ (10,100)
   Other...............................................................................    (538)
                                                                                       --------
     Net cash used in financing activities.............................................   2,812
                                                                                       --------
Net increase in cash and cash equivalents.............................................. 128,142
Cash and cash equivalents at beginning of period.......................................  12,550
                                                                                       --------
Cash and cash equivalents at end of period.............................................$140,692
                                                                                       ========


a)       Included in "Prepaid expenses and other current assets" on the accompanying condensed balance sheet as of September 30, 1996.

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    Because  Triarc  is  a  holding  company,  its  ability  to  meet  its  cash requirements  (including  required  interest and  principal  payments on a $40.7 million  loan to  Triarc  from the  Partnership  (the  "Partnership  Loan"))  is
primarily   dependent   upon  its  cash  on  hand  and   marketable   securities
(approximately  $177.0  million as of November 30, 1996) and cash flows from its
subsidiaries   including   loans  and  cash  dividends  and   reimbursement   by
subsidiaries to Triarc in connection with its providing certain management services and payments by subsidiaries under certain tax sharing agreements. In connection with the Spinoff Transactions it is expected that Triarc will retain all or substantially all of its cash on hand and marketable securities. Upon completion of the Spinoff Transactions, however, it is expected that Triarc will no longer be entitled to receive cash dividends or tax sharing payments (relating to the period subsequent to the Spinoff Transactions) from its restaurant and beverage businesses. It is anticipated that Triarc may enter into a management and administrative services agreement with the businesses that are spun-off.

    Under the terms of various indentures and credit arrangements, Triarc's principal subsidiaries are currently unable to pay any dividends or make any loans or advances to Triarc. While there are no restrictions applicable to the Managing General Partner, the Managing General Partner is dependent upon cash flows from the Partnership to pay dividends. Such cash flows are principally quarterly distributions (approximately $2.6 million was paid to the General Partners on November 14, 1996) from the Partnership on the Subordinated Units and an aggregate 4% unsubordinated general partner interest in the Partnership. The stock of Triarc's principal subsidiaries and substantially all of the assets of such subsidiaries are pledged as security for indebtedness under the various debt agreements of Triarc's subsidiaries. As of September 30, 1996, Triarc had outstanding external indebtedness consisting of a $3.0 million note payable on demand (which bears interest at 1%) (the "Demand Note") and guarantees of external indebtedness of its subsidiaries in the aggregate principal amount of $128.1 million. The Company expects to be required to repay the $3.0 million under the Demand Note during 1997. In addition, at September 30, 1996, Triarc owed intercompany indebtedness of $72.4 million consisting of the $40.7 million Partnership Loan (which bears interest at 13.5%), a $30.0 million demand note payable to the Managing General Partner (which bears interest at 13.5%) and a $1.7 million demand note to a subsidiary of RC/Arby's Corporation ("RCAC") (which bears interest at 11.875%). Such intercompany indebtedness, absent any requirements for payment on the aforementioned demand notes, requires no principal payments during the remainder of 1997. In connection with the Spinoff Transactions, it is expected that the $1.7 million note would be repaid or forgiven. In addition, of the $128.1 million of guarantees of debt of Triarc's subsidiaries, $92.6 million relates to businesses to be spun-off. In connection with the Spinoff Transactions, Triarc expects that it would be relieved of its obligations under such guarantees or be indemnified by such businesses for amounts paid by it thereunder.

    As of September 30, 1996 Triarc had notes receivable from RCAC and its subsidiaries in the aggregate amount of $22.0 million of which $15.3 million is due on demand and $6.7 million is due in 1998 and which bear interest at a rate of 11 7/8%. It is expected that this indebtedness would be repaid or forgiven in connection with the Spinoff Transactions.

    Triarc's significant cash requirements for the fourth quarter of 1996 and 1997, in addition to interest payments on the Partnership Loan, are expected to be limited to (i) general corporate expenses including cash used in operations,
(ii) principal payments required on the Demand Note and on intercompany indebtedness (if any) as discussed above, (iii) capital expenditures estimated to be approximately $3.0 million, (iv) up to $3.8 million of advances to affiliates under loan agreements and (v) loans to RCAC as necessary.

    Triarc anticipates meeting its significant cash requirements through its cash on hand and marketable securities (approximately $177.0 million as of November 30, 1996), dividends or advances from the Managing General Partner and the Special General Partner (whose ability to pay is dependent upon cash flows from the Partnership), reimbursement of general corporate expenses from subsidiaries in connection with management services agreements to the extent such subsidiaries are able to pay and net payments received under tax sharing agreements with certain subsidiaries which Triarc may not have to fully remit to the IRS.

    As a result of the consummation of the Partnership's initial public offering on July 2, 1996 (the "IPO"), payments received under tax sharing agreements and the reimbursement of general corporate expenses by National Propane have been limited. As a result of the April 1996 sale of the textile business portion of the Company's textile segment (the "Graniteville Sale"), the Company's textile business no longer makes any payments under the tax sharing agreement with Triarc or reimburses Triarc for general corporate expenses. Triarc expects to compensate for such lower cash availability from its subsidiaries through additional cash on hand and marketable securities of approximately $177.0 million as of November 30, 1996.

    The Federal income tax returns of Triarc and its subsidiaries have been examined by the IRS for the tax years 1985 through 1988. Triarc and its subsidiaries have resolved all issues related to such audit and in connection therewith paid approximately $1.0 million through December 1996 and expects to pay approximately $2.5 million in the first quarter of 1997 in final settlement of such examination. The IRS is currently finalizing its examination of the Federal income tax returns of Triarc and its subsidiaries for the tax years from 1989 through 1992 and has issued notices of proposed adjustments increasing the Company's taxable income by approximately $140.0 million, the tax effect of which has not yet been determined. Triarc is contesting the majority of the proposed adjustments and, accordingly, the amount and timing of any payments required as a result thereof cannot presently be determined. No tax payments with respect to such years were required in 1996.

    As a result of payments to Triarc in connection with the consummation of the IPO, the Graniteville Sale and certain other transactions, Triarc's liquidity has improved significantly since November 1994, when National Propane reclassified an existing intercompany note from Triarc as a component of stockholders' equity because it determined, based upon circumstances at such time, that Triarc's liquidity position was insufficient to enable Triarc to repay the note. The factors present that resulted in that determination included
(i) the reduction of Triarc's consolidated cash to approximately $47.0 million at September 30, 1994 from approximately $119.0 million at December 31, 1993 and
(ii) a pending acquisition transaction which, if completed, would have required the utilization of a significant amount of Triarc's available cash.

    There can be no assurance that Triarc will continue to have cash on hand or will in the future receive sufficient distributions from its subsidiaries in order to enable it to satisfy its principal and interest obligations under the Partnership Loan and other future cash requirements. The failure of Triarc to make payments of principal and interest on the Partnership Loan when due would have an adverse effect on the ability of the Partnership to make any distributions to holders of units in the Partnership. Furthermore, as a result of the holding company structure of Triarc, creditors of Triarc, including the Partnership as the holder of the note evidencing the Partnership Loan (the "Partnership Note"), will effectively rank junior to all creditors of Triarc's other subsidiaries. In the event of the dissolution, bankruptcy, liquidation or reorganization of such subsidiaries, the Partnership as the holder of the Partnership Note would not receive any amounts in respect thereof until after the payment in full of the creditors of such subsidiaries. As of September 30, 1996, the aggregate amount of indebtedness of Triarc and its subsidiaries to which the Partnership as the holder of the Partnership Note would be effectively subordinated would have been approximately $585.8 million. The failure by Triarc to repay the Partnership Loan would have a material adverse effect on the financial condition of the Partnership.



                                              8

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                                           SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              TRIARC COMPANIES, INC.




Date:  January 10, 1997                       By:   /S/ JOHN L. BARNES, JR.
                                                    -----------------------
                                                    John L. Barnes, Jr.
                                                    Senior Vice President
                                                    and Chief Financial Officer

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